UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 7, 2023

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ELTP	OTCQB

Item 1.01. Entry into a Material Definitive Agreement Item

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2023 (the “Effective Date”), Carter J. Ward was appointed as the Company’s chief financial officer, secretary, and treasurer.

Mr. Ward previously served as the Company’s chief financial officer, with an initial tenure from July 2009 through May 2021.

From September 2022 to July 2023, Mr. Ward served as chief financial officer of Mirror Biologics, Inc., a privately held life science company. From May 2021 to July 2022, Mr. Ward served as chief financial officer of Enveric Biosciences, Inc., a publicly traded biotechnology company. Prior to Mr. Ward’s initial tenure with the Company, Mr. Ward filled multiple finance and supply chain leadership roles with the Actavis Group and its U.S. subsidiary, Amide Pharmaceutical, Inc. From September 2004 to June 2005, Mr. Ward was a consultant with Centennial Communications Corp., a Nasdaq-listed wireless communications provider, mainly engaged in improving internal controls and supporting Sarbanes-Oxley compliance. Mr. Ward began his career as a certified public accountant in the audit department of KPMG. Mr. Ward holds a B.S. in Accounting from Long Island University, Brooklyn, NY, from where he graduated summa cum laude.

In connection with Mr. Ward’s appointment as chief financial officer, Mr. Ward entered into an employment agreement with the Company on September 4, 2023 (the “Ward Employment Agreement”), effective as of September 5, 2023 pursuant to which Mr. Ward will receive a base salary of $275,000 (“Base Salary”), a guaranteed annual bonus equal to 20% of Base Salary and is eligible to receive additional performance bonuses of up to 30% of Base Salary, as determined from time-to-time by the Company’s board of directors. Additionally, Mr. Ward will receive options to purchase 3,000,000 shares of the Company’s Common Stock at a price equal to the closing price of the Company’s Common Stock on the Effective Date.

The Ward Employment Agreement will remain in effect until terminated by either party unless the Company or Mr. Ward delivers advance written notice of termination to the other party at least 60 days prior. In addition, the Ward Employment Agreement is subject to early termination by him or the Company in accordance with the terms of the Ward Employment Agreement.

Pursuant to the Ward Agreement, if Mr. Ward’s employment is terminated by the Company without cause or by Mr. Ward for good reason, then the Company must pay Mr. Ward, in addition to any then-accrued and unpaid obligations owed to him, severance payments equal to two months of his then-current base salary for each year of service, up to a maximum of 12 months.

The Ward Employment Agreement also contains covenants restricting Mr. Ward from soliciting the Company’s employees or customers for a period of 12 months after the termination of Mr. Ward’s employment with the Company and prohibiting him from disclosure of confidential information regarding the Company at any time.

The foregoing summary description of the Ward Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

On September 7, 2023, the Company issued a press release announcing Mr. Ward’s appointment. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated September 5, 2023, between Elite Pharmaceuticals, Inc. and Carter Ward
99.1	Press Release dated September 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2023	ELITE PHARMACEUTICALS, INC.

	By:	/s/ Nasrat Hakim
Nasrat Hakim, President and CEO